Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

Entegra Financial Corp.

We consent to the incorporation by reference in this registration statement on Form S-8 of Entegra Financial Corp. of our report dated March 16, 2018, with respect to the consolidated financial statements of Entegra Financial Corp. and Subsidiary which report appears in Entegra Financial Corp.’s 2017 Annual Report on Form 10-K.

/s/ Dixon Hughes Goodman LLP

Asheville, North Carolina

August 20, 2018